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                                                                     EXHIBIT 24

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Denis K. Berube, Milton A. Alpern and Charles J. Johnson, and each of them, with full power of substitution and full power to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and any subsequent registration statement for the same offering which may be filed under Rule 462(b).

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                   Date

/s/ DENIS K. BERUBE          Chairman and Chief Executive Officer   July 8, 2002
-------------------------
(Denis K. Berube)


/s/ MILTON A. ALPERN         Chief Financial Officer                July 8, 2002
-------------------------
(Milton A. Alpern)

/s/ JOHN C. GANNON           Director                               July 8, 2002
-------------------------
(John C. Gannon)


/s/ CHARLES E. LEVINE        Director                               July 8, 2002
-------------------------
(Charles E. Levine)


/s/ HARRIET MOUCHLY-WEISS    Director                               July 8, 2002
-------------------------
(Harriet Mouchly-Weiss)


/s/ PETER NESSEN             Director                               July 8, 2002
-------------------------
(Peter Nessen)


/s/ PAUL T. PRINCIPATO       Director                               July 8, 2002
-------------------------
(Paul T. Principato)


/s/ THOMAS J. REILLY         Director                               July 8, 2002
-------------------------
(Thomas J. Reilly)